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EXHIBIT 11

COMPUTATION OF EARNINGS PER SHARE


The following table sets forth the computation of basic and diluted earnings per share:

                                                         1997             1996          1995
                                                           $                $              $
                                                      ------------------------------------------
Numerator:
Net income (loss)                                       9,036,271       (183,799)    (1,064,806)
Dividends on Series A preferred stock                     (54,000)          --             --
Dividends on subsidiary's preferred shares               (160,415)          --             --
                                                       ----------------------------------------
Numerator for basic and diluted earnings (loss) per
share - income (loss) available to common
stockholders                                            8,821,856       (183,799)    (1,064,806)
                                                       ----------------------------------------

Denominator:
Denominator for basic earnings (loss) per share -
weighted average shares outstanding                     5,870,553      5,989,849      4,978,115
Effect of dilutive securities
Warrants                                                  139,155           --             --
                                                       ----------------------------------------

Dilutive potential common shares Denominator
for diluted earnings (loss) per share adjusted
weighted-average shares and assumed
conversions                                             6,009,708      5,989,849      4,978,115
                                                       ----------------------------------------

Basic earnings(loss) per share                               1.50          (0.03)         (0.22)
                                                       ----------------------------------------
Diluted earnings(loss) per share                             1.47          (0.03)         (0.22)
                                                       ----------------------------------------